UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 5, 2021

QSAM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55148	20-1602779
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

9442 Capital of Texas Hwy N, Plaza 1, Suite 500	78759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(512) 343-4558

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Financial Officer

Effective December 6, 2021, QSAM Biosciences, Inc. (the “Company”) appointed Adam King as interim Chief Financial Officer. Mr. King has joined the Company as an independent contractor on part-time basis and will be providing the Company accounting and financial advisory services including preparation and signing of the Company’s periodic and annual reports.

Mr. King, age 36, is the founder and CEO of King Consulting Group, where he provides a range of financial and reporting services for clients that include Vice President of Finance for large private equity-backed international companies to CFO of small start-ups. Before founding King Consulting Group in January 2021, Mr. King was the CFO for Netsertive, a venture-backed digital marketing company in Research Triangle Park, North Carolina. From 2016 to 2018, he was the Office Managing Audit Director for BDO’s Greenville, SC office, in addition to Audit Director in Raleigh, NC, and Boston. While at BDO, Mr. King worked with various clients, from Tech and Life Science start-ups to large billion-dollar publicly traded companies. Before his time at BDO, he served as the Director of Revenue Assurance and Internal Controls at Bandwidth.com and an Audit Manager at Ernst & Young. Mr. King holds a Bachelor of Science in Accounting from Elon University and is a CPA in Raleigh, NC.

Mr. King is not related to any of the existing officers or directors of the Company.

Item 3.02 Unregistered Sales of Equity Securities

On December 5, 2021, the Company closed a convertible note offering to eight accredited investors, pursuant to which the Company raised an aggregate of $605,000 (the “Notes”). The Notes mature on December 31, 2023 and are convertible into shares of common stock of the Company in the event of future equity financing of $5 million or greater, NASDAQ uplisting, or at the discretion of the noteholders, at a conversion price of $0.20 per share. The obligations under the Notes are unsecured. The Company has agreed to pay simple interest at the rate of 6% per annum on the outstanding amount of the Notes until fully repaid or converted. In connection with the Notes offering, the Company issued 1,008,334 warrants to the noteholders, with each warrant convertible into one share of common stock at an exercise price of $0.60 per share beginning from the date of the warrant until October 31, 2022. The outstanding principal balance of the Notes as of December 6, 2021 was $605,000.

The Notes were not registered under the Securities Act of 1933, as amended, but were issued in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act and/or Regulation D thereunder.

The terms of the Notes, Purchase Agreement and Warrants are a summary and are fully qualified by the forms of Convertible Note, Note Purchase Agreement, and Warrant issued in connection with this offering and attached hereto as Exhibit 10.1, 10.2 and 10.3 respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Convertible Promissory Note

10.2	Form of Convertible Promissory Note Purchase Agreement

10.3	Form of Warrant

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QSAM Biosciences, Inc.

By:	/s/ Christopher Nelson
Christopher Nelson
General Counsel

Date: December 8, 2021